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                                                                   EXHIBIT 10.51


                                  ANDREW GREGOR
                               11 LIGHTHOUSE LANE
                             OLD GREENWICH, CT 06870
                                 (203) 637-4474



                                 March 12, 1999

Mr. Thomas Heymann
Chairman and Chief Executive Officer
GT Interactive Software Corp.
417 Fifth Avenue
New York, NY 10016

Dear Tom:

Reference is made to the following agreements with respect to my employment with GT Interactive Software Corp. ("GT"):

         1.       Severance Pay Agreement dated 21 July 1998 ("Severance
                  Agreement").

         2. Amendment to Stock Option Agreements dated 13 February 1998 ("Option Amendment").

         3. Amendment to Severance Agreement dated 27 October 1998 ("Severance Amendment").

This letter will confirm our agreement with respect to my employment by GT and the modification of each of the agreements referenced above (the "Agreements").

In consideration for my continued employment with GT through 3 September 1999, we agree that the Agreements are hereby amended as follows:

         1. Section 2(d) of the Severance Agreement is hereby modified and replaced in its entirety to read: "(d) Termination by Company for Any Other Reason. In the event that the Executive's employment is terminated by the Company during the Agreement Term for any reason other than for Cause or for Disability, then the Company shall pay to Executive, within thirty days of the date of such termination, Executive's Base Salary through such date of termination and, in lieu of any further compensation and benefits, severance pay equal to the Base Salary and benefits (other than bonuses and stock options) that Executive would have otherwise received if his employment had continued during the
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                  eighteen month period from the effective date of such
                  termination, commencing with such termination date at the times and in the amounts such base salary and benefits would have been paid and provided." This paragraph shall not affect my rights to existing stock options as provided in paragraph 3 below.

         2. Section 1 of the Severance Amendment is hereby amended by inserting "18 months" to replace "12 months."

         3. The Option Amendment is hereby amended in its second paragraph to define the Revised Expiration Date "as the later of March 3, 2002, and the first anniversary of such termination."

         4. On September 3, 1999, GT will terminate my employment, in accordance with Section 2(d) of the Severance Agreement, as amended.

         5. Other than for "Cause" (as defined in the Severance Agreement), GT will not terminate me before September 3, 1999.


Please indicate your agreement with the preceding terms and amendments by signing the copy attached, and returning it to me.


Sincerely,                             Accepted and agreed to:


/s/ANDREW GREGOR                       /S/ THOMAS A. HEYMANN
------------------------               ----------------------------------------
Andrew Gregor                          Title:  Chairman of the Board and Chief
                                       Executive Officer